                                                                   EXHIBIT 10.23

              AGREEMENT FOR SEPARATION FROM EMPLOYMENT AND RELEASE


       This Agreement for Separation of Employment and Release ("Agreement") is made and entered into between STEVEN D. BROIDY ("Broidy") and CITY NATIONAL BANK, a national banking association ("CNB"), with reference to the following:

       A.  Broidy was hired by CNB on May 1, 1992;

       B. Broidy has voluntarily elected to resign Broidy's CNB employment effective November 14, 1995;

       C.  CNB is willing to accept Broidy's resignation;

       D. Both Broidy and CNB now wish, by the terms of this Agreement, to forever and finally resolve all of their respective rights and obligations relating to Broidy's employment relationship with CNB and resignation therefrom, except respecting the parties' rights and obligations under and arising out of this Agreement.

       Based on the foregoing, Broidy and CNB knowingly and voluntarily agree as follows:

       1. Broidy's resignation of employment will be effective as of the close of business on November 14, 1995, and will include Broidy's resignation from all positions as officer and director of CNB, City National Corporation and all direct and indirect subsidiaries of either of them.

       2. From November 15, 1995, through November 14, 1996, CNB will pay Broidy an amount equal to the amount which Broidy would have been entitled to receive as salary from CNB had he remained employed by CNB (the gross amount of which is $300,000 per year) on CNB's regular semi-monthly pay period dates (and after deducting any required taxes and other required governmental withholdings) by deposit to Broidy's present CNB checking account and with advice thereof mailed to Broidy's residence address as reflected in Broidy's CNB personnel file. In addition, CNB will pay Broidy an amount equal to the following, less any required deductions set forth above:

             Percentage of CNB's Financial   Percentage of
                Goal Achieved in 1995         Base Salary
                        95%                      25%
                       100                       50
                       110                       55
                       120                       60

For purposes of the foregoing, the Financial Goal will be measured as set forth in CNB's Executive Management Bonus Plan in effect for 1995. Such payment will be made by CNB check on the date on which bonus checks are delivered to other members of CNB senior management.

       3. In addition to the payments described above, CNB agrees to pay Broidy, by CNB check, the sum of $12,000, less any required deductions set forth in Paragraph 2 above, in 12 equal installments, the first of which will be paid 10 days after this Agreement becomes final and the remainder of which will be paid on the first business day of each succeeding calendar month.

       4. Pursuant to the policies of insurance CNB maintains, Broidy's CNB employee insurance benefits will terminate effective November 14, 1995. Because Broidy is under age 65, Broidy may be eligible for continued group health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") after November 14, 1995, at Broidy's own expense. CNB will reimburse Broidy for COBRA or comparable privately purchased health insurance premiums up to $486 per month for the period from November 15, 1995, to November 14, 1996. CNB will have no further obligation to reimburse such expenses in the event Broidy becomes eligible for coverage as a full-time employee under any subsequent employer's group medical insurance plan.

       5. Broidy will not accrue or be entitled to any personal days, salary continuation, vacation, or other compensated time off from CNB after November 14, 1995, other than as set forth in Paragraph 2 above. Broidy will be paid for all unused vacation (less required taxes and other governmental withholdings) in the final salary payment due Broidy on November 14, 1995.

       6. Any costs or expenses of Broidy which otherwise may have been reimbursed by CNB (including, but not limited to, country or luncheon club membership dues, business development expenses, automobile allowances, mileage, car telephone, meals, etc.) will only be paid by CNB if incurred on or before November 14, 1995, and to the extent they satisfy CNB reimbursement requirements. Any such costs or expenses incurred after that date are the sole responsibility of and are fully assumed by Broidy.

       7. Broidy's rights and status as a participant under the CNB Profit Sharing Plan will continue through November 14, 1995. Broidy acknowledges that Broidy's rights, status and entitlement, if any, to benefits under that Plan will be determined in accordance with its terms except as otherwise specifically provided in this Agreement, including those respecting exercise rights upon resignation of employment, which date, for purposes thereof and consistent with the intent of this Agreement, is November 14, 1995. Broidy acknowledges that under the terms of the Plan, CNB will allocate no portion of its contribution to the Plan for 1995 to Broidy's account by reason of the termination of Broidy's employment. However, CNB will pay Broidy an amount equal to Broidy's vested percentage, being 75%, of the amount that would have been allocated to Broidy's account from CNB's contribution to the Plan for 1995 had he remained employed by CNB through December 31, 1995, under CNB's Profit Sharing Plan in effect for 1995, less any required deductions set forth in Paragraph 2 above. Such payment will be made by CNB check to Broidy no later than March 31, 1996.

       8. All CNC incentive and non-statutory stock options awarded to Broidy through November 14, 1995, that are scheduled to vest on or before May 14, 1996, will vest on their respective scheduled vesting dates, and the period within which Broidy may exercise vested options is extended to the earlier of the date each option expires by its own terms, or November 14, 1996, all as more particularly set forth in the First Amendment to Stock Option Agreements attached hereto as Exhibit "1" and by this reference incorporated herein. Broidy understands that as a result of the exercise periods of these options being extended beyond their original terms, the options will, effective three months after November 14, 1995, no longer be treated as incentive stock options for federal income tax purposes. This may result in significant differences in the tax treatment of these options, as more fully discussed in Broidy's Participant's Guide to City National Corporation 1983 and 1985 Stock Option Plans. Except as otherwise specifically provided in this Agreement, all Broidy's rights and benefits respecting stock options are determined in accordance with the terms of the Plans, including those respecting exercise rights upon resignation of employment, which date, for purposes thereof and consistent with the intent of this Agreement, is November 14, 1995.

       9. Broidy understands that all the payments and benefits set forth in Paragraphs 2, 3, 4, 7 and 8, above, except payment for accrued unused vacation, are not required by any of CNB's policies or procedures.

       10.     Broidy, as stated below, will do or not do the following:

               10.1 Broidy has had access to, learned of or obtained customer lists, customer names, financial information, pricing information, trade secrets, trade knowledge, know-how, unprinted or printed data, confidential information or other related tangible or intangible property ("Trade Secrets") belonging to, used or developed by or for the benefit of, within the possession or control of, or concerning CNB and/or any current or former customers or shareholders. All such Trade Secrets will be kept strictly confidential by Broidy and Broidy will never use, divulge, disclose, or communicate them, either directly or indirectly, in any way to any other person or entity except as compelled by law or with the prior written permission of CNB's Chief Executive Officer or President. Without limiting the foregoing, until November 14, 1996, Broidy will not directly or indirectly solicit or encourage any person or organization that was a customer of CNB on November 14, 1995, to become a customer of any other financial institution;

               10.2 After November 14, 1995, Broidy will not be required to perform any further services for CNB except as necessary to cooperate and assist in an orderly transition and the investigation and handling (including, but not limited to, providing information or testifying) of any actual or threatened court action, arbitration or administrative proceeding relating to any matter involving Broidy or any of Broidy's duties or responsibilities during employment with CNB;

               10.3 Broidy will immediately return to CNB all files, records, documents, plans, drawings, specifications, equipment, personal computers, pictures, videotapes, keys and similar items which are the property of or relate to CNB and/or any current or former customers or shareholders in Broidy's possession or control;

               10.4 Broidy will not assist in any litigation against CNB relating to any act or omission occurring prior to the date Broidy executes this Agreement, except as compelled by law, or in Broidy's own defense if Broidy is named as a defendant in such litigation; and

               10.5 Until November 14, 1996, Broidy will not directly or indirectly solicit or encourage CNB's officers or employees to seek employment elsewhere unless given prior permission in writing by CNB's Chief Executive Officer or President.

       11. This Agreement, its contents, and the parties' discussions pertaining to it are confidential. Broidy will not communicate or allow communication in any manner (written, oral, or otherwise) with respect thereto, except (1) by Broidy to Broidy's spouse, prospective employers, attorneys, and tax advisors, if any, who will be informed of and bound by this confidentiality provision; (2) as compelled by law; or (3) with the prior written approval of CNB's Chief Executive Officer or President. Also, neither party will ever make any disparaging statements or remarks about the other. CNB has informed Broidy that it will suffer serious damages in the event of violation of this paragraph by Broidy. In the event of a breach of this paragraph by Broidy, CNB will be entitled to recover from Broidy an amount totalling all payments made by CNB under Paragraphs 2, 3, 4 and 7 of this Agreement, and all other provisions of this Agreement will remain in full force and effect.

       12. The parties acknowledge and agree that in the event of any breach by either party of the promises or obligations set forth in Paragraphs 10 or 11 above, the non-breaching party would suffer great and irreparable harm, injury, and damage, would encounter extreme difficulty in attempting to prove the actual amount of damages suffered as a result of such breach, and would therefore not be reasonably or adequately compensated in damages in any action at law. The parties therefore agree that in addition to any other remedy the non-breaching party may have at law, in equity, by statute, or otherwise, in the event of any breach of any of the promises or obligations set forth in either of such Paragraphs, the non-breaching party will be entitled to seek and receive temporary, preliminary and permanent injunctive and other equitable relief from an arbitrator(s) selected under Paragraph 18, below, to enforce those promises or obligations, or otherwise to prevent the violation of any of the terms or provisions of such Paragraph, without the necessity of proving the amount of any actual damage resulting therefrom. However, nothing in this paragraph is intended as a waiver by either party of any other rights such party may have against the other at law, in equity, by statute, or otherwise, arising out of, in connection with or resulting from any breach of this Agreement.

       13. By signing this Agreement, Broidy and Broidy's heirs, executors, administrators, successors and assigns, if any, hereby absolutely and forever release and discharge CNB and its parent, subsidiaries, affiliates, related and correspondent entities and any of its or their current or former directors, officers, employees, representatives, administrators, agents and attorneys, and any successors-in-interest and assigns (collectively "CNB Parties") from any and all claims, demands, losses, actions, causes of action, suits, liabilities, obligations, controversies, damages, compensation, costs, expenses, attorneys' fees, or the like, of every kind, nature or character, whether known or unknown, suspected or unsuspected, direct or indirect, derivative or otherwise, which Broidy now holds or owns or at any time heretofore held or owned, or may at any time in the future hold or own, based on, arising out of or in connection with any matter relating to Broidy's employment with CNB, the resignation of that employment, or any basis therefor, or any other matter occurring or arising on or before the date Broidy executes this Agreement, except as provided in this Agreement (collectively "Claims"). Claims released under this Agreement include, but are not limited to, the following:

               13.1 Claims for injuries to Broidy arising out of or relating to the course and scope of employment with CNB;

               13.2 Claims for alleged violations of any contracts, express or implied, or any covenants of good faith and fair dealing, express or implied;

               13.3 Claims of any legal restrictions on CNB's right to discipline or terminate employees, any "constructive discharge" or "wrongful discharge," or any tort;

               13.4 Claims for defamation, invasion of privacy, emotional and/or personal injury or distress or the like;

               13.5 Claims for sick leave, vacation, compensated time off, workers' compensation, separation pay or severance; and

               13.6 Claims for violation of any local, state, federal or other governmental statute, regulation or ordinance, as amended, including, without limitation: Title VII of the Civil Rights Act of 1964 (race, color, religion, sex (including pregnancy), and national origin discrimination); 42 U.S.C. (S)1981 (discrimination in the making and enforcement of contracts); Age Discrimination in Employment Act (42 U.S.C. (S)(S)621-634); Federal and California Equal Pay Acts (29 U.S.C. (S)206(d)(1) and California Labor Code (S)(S)3200, et seq.); California Fair Employment and Housing Act (California Govt. Code (S)12940 et seq.) (discrimination, including race, color, national origin, ancestry, physical handicap, medical condition, marital status, sex (including pregnancy), or age); Executive Order 11246 (race, color, religion, sex (including pregnancy), and national origin discrimination); Executive Order 11141 (age discrimination); Rehabilitation Act of 1973 (29 U.S.C. (S)(S)503 and 504); Older Workers Benefit Protection Act amendments to the Age Discrimination in Employment Act (29 U.S.C. (S)(S)621 et seq.); Civil Rights Act of 1991; Workers' Compensation Act (California Labor Code (S)1197.5, et seq.); Americans with Disabilities Act; and Employee Retirement Income Security Act of 1974 ("ERISA").

       This Agreement, however, does not include a release of Broidy's right, if any, to pension, retiree health, or similar benefits under any standard retirement program of CNB, or rights or claims Broidy may have under the Age Discrimination in Employment Act which arise after the date Broidy executes this Agreement.

       14. Broidy intends and agrees that this Agreement will be effective as a full, final and general release of and from all matters covered herein. In furtherance thereof, Broidy acknowledges that Broidy is familiar with, and that Broidy's attorney of record, if any, has advised Broidy of, California Civil Code (S)1542, which provides as follows:

       A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTION OF THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

       Broidy expressly waives and releases any right or benefit which Broidy has or may in the future have under California Civil Code (S)1542 to the fullest extent that such rights or benefits may be lawfully waived and released. Further, Broidy acknowledges that Broidy may hereafter discover facts different from or in addition to those facts now known or believed by Broidy to be true with respect to any or all of the matters covered by this Agreement, and agrees that this Agreement will nevertheless be binding and remain in full and complete force and effect.

       15. Broidy represents that Broidy has not filed any complaint(s), charge(s), claim(s), or application(s) against any CNB Party with any local, state or federal agency or court. Broidy represents and agrees that Broidy will never file any such complaint, charge, claim or application against CNB at any time hereafter based upon any matter relating to employment with CNB or Broidy's resignation therefrom, or based upon any matter arising on or before the date Broidy executes this Agreement, except respecting Broidy's rights set forth in this Agreement. Broidy further represents and agrees that if any agency or court assumes jurisdiction of any such complaint, charge, claim or application against CNB on behalf of Broidy, Broidy will request such agency or court to withdraw from and/or to dismiss the matter with prejudice; and if withdrawal or dismissal cannot be or is not effected, Broidy agrees that CNB will be entitled to a credit from Broidy in an amount equivalent to all payments and benefits to Broidy by CNB under Paragraphs 2, 3, 4 and 7 of this Agreement, for any amount Broidy receives as a result of any such complaint, charge, claim or application.

       16. Nothing contained in this Agreement will be construed as an admission of liability or wrongdoing of any kind by any party hereto, and all such liability or wrongdoing is expressly denied.

       17. Broidy acknowledges that if this Agreement becomes effective, Broidy's employment with CNB will end irrevocably on November 14, 1995, by voluntary resignation, and CNB will have no obligation to resume such employment or to re-employ Broidy in any position or capacity whatsoever in the future.
The foregoing will not preclude CNB from re-employing Broidy at any time in the future in CNB's sole discretion, provided, however, that Broidy will have no greater rights with respect to re-employment or any application or request for re-employment than applicants who have not previously been employed by CNB.

       18. If any dispute, controversy or claim arises out of or relates to this Agreement, or the breach thereof, and if such dispute cannot be settled through direct discussions, the parties agree that such dispute will be resolved exclusively by arbitration in accordance with the California Employment Dispute Resolution Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Each party will bear its own costs and attorneys' fees incurred in connection with any such arbitration.

       BY SIGNING THIS AGREEMENT, CNB AND BROIDY EACH AGREE TO WAIVE THE RIGHT TO A JURY TRIAL SECURED BY ARTICLE I, SECTION 16 OF THE CALIFORNIA CONSTITUTION.

       19. Broidy acknowledges that before signing this Agreement, Broidy has been encouraged by CNB to consult with an attorney about this Agreement's terms, and Broidy understands that whether or not to do so is Broidy's sole decision. If Broidy does, Broidy agrees to pay Broidy's own attorneys' fees and costs, if any, arising out of or in connection with this Agreement or its subject matter.

       20. This Agreement contains and expresses the entire and final agreement of the parties with respect to the matters covered herein, and supersedes all negotiations, prior discussions and preliminary agreements. No promises or representations, express or implied, concerning the Agreement have been made by CNB to Broidy other than those contained in this Agreement. Any alteration or modification to this Agreement must be in writing and signed by each party to it or its duly authorized representative. In the event the arbitrator(s) selected under Paragraph 18, above, a court of competent jurisdiction or a governmental agency determines, upon the request or petition of Broidy, that any provision of this Agreement, or application of it, is void, invalid, unenforceable, or contrary to law for any reason, its remaining provisions shall, at CNB's option, continue to be binding and fully enforceable; in such a case, if CNB elects not to enforce the remainder of this Agreement, Broidy agrees to return, in full or in part, as determined by CNB, any and all payments received in exchange for agreeing to this Agreement.

       21. Each party to this Agreement represents and warrants that he or it has not assigned, transferred and/or granted to any other person any claim or portion thereof against any other party to this Agreement.

       22. This Agreement will be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto, provided, however, that Broidy will not be entitled to encumber, create a lien upon, assign or transfer any payments due under this Agreement.

       23. This Agreement will be construed and enforced in accordance with the laws of California to the extent such laws are not preempted by applicable federal law.

       24. This Agreement will not impair or alter Broidy's rights, if any, to indemnification or payment of defense costs or expenses from CNB as provided by CNB's Articles of Association, applicable law or pursuant to that certain written agreement between it and Broidy, dated June 11, 1992, or from CNC pursuant to that certain written agreement between it and Broidy, dated February 26, 1993, true and correct copies of which are attached hereto and incorporated herein by this reference as Exhibit "2".

       25. Broidy understands that Broidy has been given a period of at least 21 consecutive calendar days to review and consider this Agreement before signing it. Broidy further understands Broidy may revoke this Agreement within 7 days after signing it. Revocation is effective upon written notice thereof being received by Marjorie Luttenbacher, Executive Vice President and Manager of CNB's Human Resources Division, 1730 West Olympic Boulevard, Los Angeles, California 90015, no later than the close of business on the 7th day after Broidy signs this Agreement. If Broidy revokes this Agreement, it will not be effective or enforceable, and Broidy will not receive, or will be required to immediately and fully reimburse CNB for, any payments or benefits pursuant to this Agreement. If Broidy does not revoke the Agreement, it will become effective on the 8th day after Broidy signs it.

      THE UNDERSIGNED PARTIES, AND EACH OF THEM, ACKNOWLEDGE THAT THEY HAVE CAREFULLY READ THIS AGREEMENT FOR SEPARATION OF EMPLOYMENT AND RELEASE IN ITS HAVE HAD THE OPPORTUNITY TO DISCUSS THE CONTENTS OF THE AGREEMENT WITH RESPECTIVE ATTORNEYS, IF ANY, AND, AS A RESULT, FULLY UNDERSTAND THE TERMS AND CONSEQUENCES OF THE AGREEMENT. BASED ON THEIR KNOWLEDGE AND UNDERSTANDING OF THE AGREEMENT, THE PARTIES REPRESENT AND WARRANT THAT THEY FREELY AND VOLUNTARILY ENTER INTO IT ON THE DATE SET FORTH BELOW.


Dated: November 3           , 1995       /s/ Steven D. Broidy
       ----------                        ---------------------
                                         STEVEN D. BROIDY

CITY NATIONAL CORPORATION, a Delaware    CITY NATIONAL BANK, a national
corporation, as to Paragraph 24 only     banking association


By:   /s/ Russell Goldsmith              By:   /s/ Russell Goldsmith
     ----------------------                   ----------------------
Its:  Vice Chairman and CEO              Its:  Chairman and CEO
     ----------------------                   -----------------

APPROVED AS TO FORM
AND CONTENT:
                                        OFFICE OF THE GENERAL COUNSEL


By:   /s/ Stuart P. Herman              By:   /s/ Richard H. Sheehan, Jr.
     ---------------------                   ----------------------------
     STUART P. HERMAN, ESQ.                  RICHARD H. SHEEHAN, JR.
     Attorney for STEVEN D. BROIDY           General Counsel
                                             Attorney for CITY NATIONAL BANK and
                                             CITY NATIONAL CORPORATION

                   FIRST AMENDMENT TO STOCK OPTION AGREEMENTS


     This First Amendment to Stock Option Agreements (the "Amendment") is made
and entered into as of the   3d   day of November, 1995, by and between CITY
                           ------
NATIONAL CORPORATION, a Delaware corporation ("Company"), and STEVEN D. BROIDY ("Optionee"), with reference to the following:

     A. Optionee is Vice Chairman of the Company and Vice Chairman and Chief Administrative Officer of CITY NATIONAL BANK ("Bank"), a wholly owned subsidiary of the Company, and holds incentive and non-statutory stock options ("Options"), as defined in Section 422 of the Internal Revenue Code of 1954, as amended, issued by the Company pursuant to the City National Corporation 1983 Stock Option Plan or the City National Corporation 1985 Stock Option Plan (collectively the "Plans"), as set forth in certain Stock Option Agreements (the "Agreements"), as follows:

                            Number of Shares Vested and
Date of Grant             Outstanding on November 14, 1995

    5/1/92                       27,255
  12/16/92                       27,255
  12/15/93                       18,750
  2/22/95                             0

B. Under the terms of the Agreements, Options to purchase the following additional shares are scheduled to vest on or before May 14, 1996:

Date of Grant           Number of Shares            Vesting Date
   5/1/92                        0
 12/16/92                   13,627                    12/16/95
 12/15/93                   18,750                    12/15/95
  2/22/95                   12,500                     2/22/96

       C. Pursuant to the terms of an Agreement for Separation From Employment and Release, Optionee will resign employment with the Company and the Bank effective November 14, 1995 (the "Separation Date").

       D. The Company and Optionee desire to amend the terms of the Agreements and the Options in order to extend the vesting and exercise period thereof.

       NOW, THEREFORE, in consideration of the foregoing and the performance of the mutual covenants contained herein, it is hereby agreed as follows:

                                  EXHIBIT "1"

       1. Unless otherwise defined herein, all terms used in this Amendment are defined as set forth in the Agreements amended hereby.

       2. All Agreements between the Company and Optionee are hereby amended as set forth herein:

       2.1 Notwithstanding any provision to the contrary in Paragraph 2 of each of the Agreements, all unvested Options that would, absent the termination of Optionee's employment, vest on or before May 14, 1996, will vest as scheduled, and no unvested Option not vested on May 14, 1996, will vest or otherwise become exercisable. The "Termination Date" will be the earlier of (a) ten (10) years after the date on which the Option was granted to Optionee, or (b) November 14, 1996.

       2.2 Paragraph 4 of each Agreement is hereby amended in its entirety to read as follows:

       "The Option and all rights granted under this Agreement will terminate on the Termination Date. In the event of Optionee's death or incapacity, the Option and all rights granted under this Agreement, to the extent such rights have not theretofore been exercised, may be exercised by Optionee's personal representative or, in the event of Optionee's death, by the person or persons to whom the Option passes by will or by the applicable laws of descent and distribution."

       3. Effective February 14, 1996, all unexercised Options will no longer be deemed to be incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1954, as amended, and Treasury regulations thereunder.

       4. Except as set forth above, the Options and Agreements remain in full force and effect according to their terms.

       IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first set forth above.


                                    CITY NATIONAL CORPORATION, a Delaware
                                    corporation


 /s/ Steven D. Broidy               By:   /s/ Richard H. Sheehan, Jr.
--------------------------             -------------------------------------
STEVEN D. BROIDY, Optionee             RICHARD H. SHEEHAN, JR., Senior Vice
                                       President, Secretary and General Counsel

                           INDEMNIFICATION AGREEMENT

       This Indemnification Agreement is made and entered into this 11th day of
                                                                    ----
June , 1992, between City National Bank, a national banking association ("CNB")
-----    --
and   STEVEN D. BROIDY  (the "Indemnitee").
    --------------------

                                    RECITALS
                                    --------

       A.  The Indemnitee is a member of the Board of Directors of CNB.

       B. The Board of Directors of CNB has determined that highly competent persons will be difficult to retain as directors of CNB unless such persons are adequately protected against liabilities incurred in performance of their services as directors of CNB.

       C. It is, therefore, in the best interests of CNB to attract and retain such directors by providing adequate protection against such liabilities by means of Indemnification Agreements with individual directors, such as the Indemnitee.

                                   AGREEMENT
                                   ---------

       NOW, THEREFORE, in consideration of the promises and covenants contained herein and as an inducement to the Indemnitee to continue to serve as a director of CNB, CNB and the Indemnitee do hereby agree as follows:

1 Indemnity of Director. CNB agrees to indemnify and hold harmless the Indemnitee to the fullest extent permissible under its Articles of Association, Bylaws and applicable law, as the same exists or may be amended from time to time. Provided, however, that no amendments to the Articles of Association or Bylaws subsequent to the date hereof shall eliminate or lessen the availability or scope of indemnification herein. In addition, the Indemnitee's indemnification rights shall include but not be limited to the rights contained in the following Paragraphs except to the extent expressly prohibited by applicable law.

2 Indemnification in Third-Party Actions. CNB shall indemnify and hold harmless the Indemnitee from and against all expenses (including attorneys' fees), liability, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any present or future threatened, pending or completed action, suit or proceeding, or appeal thereof, whether civil, criminal, administrative or investigative (other than an action by or in the right of CNB) if the Indemnitee is a party or threatened to be made a party to such action, suit or proceeding by reason of the fact that Indemnitee is or was a director of CNB, or of any subsidiary of CNB, or is or was serving at the request of CNB as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; provided, however, that the Indemnitee shall be entitled to such indemnification only if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of CNB, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

3 Indemnification in Proceedings by or in the Name of CNB. CNB shall indemnify and hold harmless the Indemnitee from and against expenses (including attorney' fees), judgments and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with the defense or settlement of any present or future threatened, pending or completed action or suit,


                                  EXHIBIT "2"
or appeal thereof, by or in the right of CNB to procure a judgment in its favor if the Indemnitee is a party or threatened to be a party to such action or suit by reason of the fact that Indemnitee is or was a director of CNB, or of any subsidiary of CNB, or is or was serving at the request of CNB as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; provided, however, that the Indemnitee shall be entitled to such indemnification only if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of CNB and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable in the performance of his or her duty to CNB if and to the extent that the court in which such action or suit was brought shall determine that the Indemnitee is not entitled to such indemnification.

4 Liability Insurance. Except as precluded by the last sentence of this Paragraph 4, CNB will undertake reasonable efforts to maintain policies of Directors and Officers Liability Insurance in reasonable amounts from established and reputable insurers. CNB shall not be liable under this Indemnification Agreement for any amount of any claim for which the Indemnitee has been paid, or is legally entitled to payment, under such insurance policies or under any other valid insurance policies maintained in the future by CNB for Indemnitee's benefit. Any such Directors or Officers Liability Insurance purchased by CNB shall explicitly exclude such insurance coverage for a formal order of an appropriate bank regulatory agency assessing civil money penalties against a bank director or officer.

       Any such policies maintained by CNB will expire under expiration terms as therein set forth. CNB is uncertain whether such policies will be renewed or if not renewed can be replaced with policies of similar coverage at reasonable cost. CNB shall not be required to maintain the policies presently in effect or to replace such policies if, in the judgment of the Board of Directors of CNB, the cost of such policies is not reasonable in relation to the coverage provided. If CNB so decides not to maintain the current policies or replace them with policies of similar coverage, CNB agrees to indemnify and hold harmless the Indemnitee to the extent of coverage which would have been provided by such policies to the fullest extent permissible under applicable law, in addition to any other indemnification provided by this Agreement.

5 Advances of Expenses. Expenses incurred by the Indemnitee in connection with any action, suit, proceeding or appeal thereof, described in Paragraphs 2 and 3 above, shall be paid by CNB in advance of the final disposition of such action, suit or proceeding within twenty (20) days of receipt of an undertaking by the Indemnitee to repay such amount if it is ultimately determined by the Board of Directors, independent counsel, the shareholders or a court, as provided in Paragraph 8 of this Indemnification Agreement, that Indemnitee is not entitled to be indemnified by CNB or not entitled to full indemnification by CNB.

6 Indemnification Hereunder Not Exclusive. Indemnification and advancement of expenses set forth in this Indemnification Agreement shall not be exclusive of other rights the Indemnitee may have under applicable law, other agreements between CNB and the Indemnitee, the Articles of Association or Bylaws of CNB, by vote of disinterested directors of CNB or by vote of the shareholders of CNB.

7 Continuation of Indemnity. The indemnification and advancement of expenses provided by, or granted pursuant to this Indemnification Agreement shall continue after the Indemnitee has ceased to be a director of CNB and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

8 Indemnification Procedure; Determination of Right to Indemnification. Upon written request by the Indemnitee for indemnification under Paragraphs 2 and 3 above, the Indemnitee's entitlement to such indemnification shall be made by (1) the Board of Directors of CNB by a majority vote of a quorum consisting of directors who were not parties to the action, suit, settlement or proceeding, or
(2) if such quorum is not obtainable, by independent counsel, in a written opinion, or (3) by the shareholders of CNB. Determination of entitlement to indemnification shall be made within sixty (60) days of receipt by CNB of a written request for indemnification by the Indemnitee. The Indemnitee's request shall be accompanied by documentation reasonably available to the Indemnitee relating to the Indemnitee's entitlement to be indemnified. All reasonable expenses (including attorney's fees) relating to the Indemnitee's request for indemnification under the Indemnification Agreement shall be paid by CNB regardless of the outcome of the determination as to the Indemnitee's entitlement to indemnification. If such determination is unfavorable to the Indemnitee or if the Indemnitee has made no request for indemnification hereunder or no determination is otherwise made, the Indemnitee may, within two
(2) years after such determination, or, if no determination has been made, within two (2) years after the Indemnitee has incurred the expense or otherwise made a payment for which the Indemnitee seeks indemnification, petition any appropriate court of competent jurisdiction to determine whether the Indemnitee is entitled to indemnification hereunder the terms of this Indemnification Agreement. The Indemnitee shall not be prejudiced in such judicial proceeding by a prior determination that the Indemnitee is not entitled to indemnification. CNB shall be precluded from asserting in such court that it is not bound by the provisions of the Indemnification Agreement. CNB shall pay all expenses (including attorneys' fees) actually and reasonably incurred by the Indemnitee in connection with such judicial determination.

9 No Presumption. If any action, suit or proceeding described in Paragraphs 2 and 3 above shall be terminated by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent, no presumption shall be
               ---------------
created that the Indemnitee did not act in good faith and in a manner which such Indemnitee reasonably believed to be in or not opposed to the best interests of CNB, and, with respect to any criminal action or proceeding, that the Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

10 Limitations on Indemnification. Notwithstanding any other provision of the Indemnification Agreement, CNB shall not be liable to indemnify the Indemnitee in connection with any claim against Indemnitee:

       10.1 For which the Indemnitee is indemnified by CNB other than under this Indemnification Agreement;

       10.2 If a court of competent jurisdiction has rendered a final decision that indemnification relating to the claim would be unlawful;

       10.3 If, pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any state or federal statutory law, the claim is for an accounting of profits made from the purchase and sale by the Indemnitee of securities of CNB;

       10.4 If a final decision by a court of competent jurisdiction shall adjudge the Indemnitee's conduct to have been knowingly fraudulent or deliberately dishonest and to be material to the claim adjudicated by the court;

       10.5 If the claim was based upon the Indemnitee's deriving an unlawful personal benefit and a court of competent jurisdiction adjudges that such benefit was unlawful in a final decision;

       10.6 Arising out of an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring appropriate action by an individual or individuals in the form of payments to CNB.

11 Savings Clause. if any provision of this Indemnification Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions (including portions of any paragraph of this Indemnification Agreement containing an invalid, illegal or unenforceable provision) shall not be impaired thereby. To the extent practicable, any invalid, illegal or unenforceable provision of this Indemnification Agreement shall be deemed modified as necessary to comply with all applicable laws.

12 Counterparts. This Indemnification Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13 Interpretation. Headings are for convenience only and shall not be used in construing meaning. This Indemnification Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware.

14 Notices. All notices or other communication hereunder shall be in writing and shall be deemed to be effective and to have been duly given if delivered by certified mail, postage prepaid, return receipt requested to the respective parties, as follows:

"CNB"                               City National Bank
                                    9701 Wilshire Boulevard, Ninth Floor
                                    Beverly Hills, CA 90212
                                    Attn:  General Counsel

"Indemnitee"                        STEVEN D. BROIDY
                                    ---------------------------
                                    AT CITY NATIONAL BANK
                                    ---------------------------
                                    400 N. ROXBURY DR.
                                    ---------------------------
                                    BEVERLY HILLS, CAL. 90210
                                    ---------------------------

or to such other address as a party may have furnished to the other in writing in accordance with this paragraph, except that notice of change of address shall only be effective upon receipt.

15 Successors and Assigns. This Indemnification Agreement shall be binding upon CNB and its successors and assigns and shall inure to the benefit of the Indemnitee and his or her heirs, executors and administrators.

16 Amendment, Waiver. No amendment of this Indemnification Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any provision of this Indemnification Agreement shall constitute a waiver of any other provision hereof.

17 Notification of Claims. The Indemnitee shall promptly notify CNB in writing upon being served with any summons, citation, subpoena, indictment, complaint, information or other document relating to any matter concerning which the Indemnitee may be entitled to indemnification hereunder.

       IN WITNESS WHEREOF, the parties hereto have caused this Indemnification Agreement to be duly executed and signed as of the date first above written.

"CNB"                       City National Bank, a national
                            banking association



                            By:  /s/ Bram Goldsmith
                                -------------------

                            Its:  CHAIRMAN/CEO
                                 -------------


"Indemnitee"                /s/ Steven D. Broidy
                            ---------------------

                           INDEMNIFICATION AGREEMENT

       This Indemnification Agreement is made and entered into this 26th day of
                                                                    ----
February, 1993, between City National Corporation, a Delaware corporation (the
--------  ----
"Company") and Steven D. Broidy (the "Indemnitee"), an officer and/or member of
               ----------------
the Board of Directors of the Company.

                                    RECITALS
                                    --------

       A. The Indemnitee is an officer and/or member of the Board of Directors of the Company.

       B. The Board of Directors of the Company has determined that highly competent persons will be difficult to retain as officers and/or directors of the Company unless such persons are adequately protected against liabilities incurred in performance of their services as officers and/or directors of the Company.

       C. It is, therefore, in the best interests of the Company to attract and retain such officers and/or directors by providing adequate protection against such liabilities by means of Indemnification Agreements with individual officers and/or directors, such as the Indemnitee.

                                   AGREEMENT
                                   ---------

       NOW, THEREFORE, in consideration of the promises and covenants contained herein and as an inducement to the Indemnitee to continue to serve as an officer and/or director of the Company, the Company and the Indemnitee do hereby agree as follows:

1. Indemnity of Director/Officer. The Company agrees to indemnify and hold harmless the Indemnitee to the fullest extent permissible under its Certificate of Incorporation, Bylaws and applicable law, as the same exists or may be amended from time to time. Provided, however, that no amendments to the Certificate of Incorporation or Bylaws subsequent to the date hereof shall eliminate or lessen the availability or scope of indemnification herein. In addition, the Indemnitee's indemnification rights shall include but not be limited to the rights contained in the following Paragraphs except to the extent expressly prohibited by applicable law.

2. Indemnification in Third-Party Actions. The Company shall indemnify and hold harmless the Indemnitee from and against all expenses (including attorneys' fees), liability, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any present or future threatened, pending or completed action, suit or proceeding, or appeal thereof, whether civil, criminal, administrative or investigative (other than

                                  EXHIBIT "2"
an action by or in the right of the Company) if the indemnitee is a party or threatened to be made a party to such action, suit or proceeding by reason of the fact that Indemnitee is or was a director, member of any committee of the board, officer, employee or agent of the Company, or of any subsidiary of the Company, or is or was serving at the request of the Company as a director, member of any committee of the board, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; provided, however, that the Indemnitee shall be entitled to such indemnification only if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

3. Indemnification in Proceedings by or in the Name of the Company. The Company shall indemnify and hold harmless the Indemnitee from and against expenses (including attorney' fees), judgments and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with the defense or settlement of any present or future threatened, pending or completed action or suit, or appeal thereof, by or in the right of the Company to procure a judgment in its favor if the Indemnitee is a party or threatened to be a party to such action or suit by reason of the fact that Indemnitee is or was a director, member of any committee of the board, officer, employee or agent of the Company, or of any subsidiary of the Company, or is or was serving at the request of the Company as a director, member of any committee of the board, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; provided, however, that the Indemnitee shall be entitled to such indemnification only if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable in the performance of his or her duty to the Company if and to the extent that the court in which such action or suit was brought shall determine that the Indemnitee is not entitled to such indemnification.

4. Liability Insurance. The Company will undertake reasonable efforts to maintain policies of Directors and Officers Liability Insurance in reasonable amounts from established and reputable insurers. The Company shall not be liable under this Indemnification Agreement for any amount of any claim for which the Indemnitee has been paid, or is legally entitled to payment, under such insurance policies or under any other valid insurance policies maintained in the future by the Company for Indemnitee's benefit.

       Any such policies maintained by the Company will expire under expiration terms as therein set forth. The Company is uncertain whether such policies will be renewed or if not renewed can be replaced with policies of similar coverage at reasonable cost. The Company shall not be required to maintain the policies presently in effect or to replace such policies if, in the judgment of the Board of Directors of the Company, the cost of such policies is not reasonable in relation to the coverage provided. If the Company so decides not to maintain the current policies or replace them with policies of similar coverage, the Company agrees to indemnify and hold harmless the Indemnitee to the extent of coverage which would have been provided by such policies to the fullest extent permissible under applicable law, in addition to any other indemnification provided by this Agreement.

5. Advances of Expenses. Expenses incurred by the Indemnitee in connection with any action, suit, proceeding or appeal thereof, described in Paragraphs 2 and 3 above, shall be paid by the Company in advance of the final disposition of such action, suit or proceeding within twenty (20) days of receipt of an undertaking by the Indemnitee to repay such amount if it is ultimately determined by the Board of Directors, independent counsel, the shareholders or a court, as provided in Paragraph 8 of this Indemnification Agreement, that Indemnitee is not entitled to be indemnified by the Company or not entitled to full indemnification by the Company.

6. Indemnification Hereunder Not Exclusive. Indemnification and advancement of expenses set forth in this Indemnification Agreement shall not be exclusive of other rights the Indemnitee may have under applicable law, other agreements between the Company and the Indemnitee, the Certificate of Incorporation or Bylaws of the Company, by vote of disinterested directors of the Company or by vote of the shareholders of the Company.

7. Continuation of Indemnity. The indemnification and advancement of expenses provided by, or granted pursuant to this Indemnification Agreement shall continue after the Indemnitee has ceased to be an officer and/or director of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

8. Indemnification Procedure; Determination of Right to Indemnification. Upon written request by the Indemnitee for indemnification under Paragraphs 2 and 3 above, the Indemnitee's entitlement to such indemnification shall be made by (1) the Board of Directors of the Company by a majority vote of a quorum consisting of directors who were not parties to the action, suit, settlement or proceeding, or (2) if such quorum is not obtainable, by independent counsel, in a written opinion, or (3) by the shareholders of the Company. Determination of entitlement to indemnification shall be made within sixty (60) days of receipt by the Company of a written request for indemnification by the Indemnitee. The Indemnitee's request shall be accompanied by documentation reasonably available to the Indemnitee relating to the Indemnitee's entitlement to be indemnified. All reasonable expenses (including attorney's fees) relating to the Indemnitee's request for indemnification under the Indemnification Agreement shall be paid by the Company regardless of the outcome of the determination as to the Indemnitee's entitlement to indemnification. If such determination is unfavorable to the Indemnitee or if the Indemnitee has made no request for indemnification hereunder or no determination is otherwise made, the Indemnitee may, within two (2) years after such determination, or, if no determination has been made, within two (2) years after the Indemnitee has incurred the expense or otherwise made a payment for which the Indemnitee seeks indemnification, petition the Court of Chancery of the State of Delaware or any other of competent jurisdiction to determine whether the Indemnitee is entitled to indemnification hereunder the terms of this Indemnification Agreement. The Indemnitee shall not be prejudiced in such judicial proceeding by a prior determination that the Indemnitee is not entitled to indemnification. The Company shall be precluded from asserting in such court that it is not bound by the provisions of the Indemnification Agreement. The Company shall pay all expenses (including attorneys' fees) actually and reasonably incurred by the Indemnitee in connection with such judicial determination.

9. No Presumption. If any action, suit or proceeding described in Paragraphs 2 and 3 above shall be terminated by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent, no presumption
                             ---------------
shall be created that the Indemnitee did not act in good faith and in a manner which such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, that the Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

10. Limitations on Indemnification. Notwithstanding any other provision of the Indemnification Agreement, the Company shall not be liable to indemnify the Indemnitee in connection with any claim against Indemnitee:

       10.1 For which the Indemnitee is indemnified by the Company other than under this Indemnification Agreement;

       10.2 If a court of competent jurisdiction has rendered a final decision that indemnification relating to the claim would be unlawful;

       10.3 If, pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any state or federal statutory law, the claim is for an accounting of profits made from the purchase and sale by the Indemnitee of securities of the Company;

       10.4 If a final decision by a court of competent jurisdiction shall adjudge the Indemnitee's conduct to have been knowingly fraudulent or deliberately dishonest and to be material to the claim adjudicated by the court; or

       10.5 If the claim was based upon the Indemnitee's deriving an unlawful personal benefit and a court of competent jurisdiction adjudges that such benefit was unlawful in a final decision.

11. Savings Clause. If any provision of this Indemnification Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions (including portions of any paragraph of this Indemnification Agreement containing an invalid, illegal or unenforceable provision) shall not be impaired thereby. To the extent practicable, any invalid, illegal or unenforceable provision of this Indemnification Agreement shall be deemed modified as necessary to comply with all applicable laws.

12. Counterparts. This Indemnification Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13. Interpretation; Governing Law. Headings are for convenience only and shall not be used in construing meaning. This Indemnification Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

14. Notices. All notices or other communication hereunder shall be in writing and shall be deemed to be effective and to have been duly given if delivered by certified mail, postage prepaid, return receipt requested to the respective parties, as follows:

"Company"                           City National Corporation
                                    400 North Roxbury Drive
                                    Beverly Hills, CA 90210

                                    Attn:  General Counsel

"Indemnitee"                        Steven D. Broidy
                                    ----------------------------------
                                    c/o City National Bank
                                    --------------------------------
                                    400 North Roxbury Drive
                                    ------------------------------
                                    Beverly Hills, CA 90210
                                    --------------------------------

or to such other address as a party may have furnished to the other in writing in accordance with this paragraph, except that notice of change of address shall only be effective upon receipt.

15. Successors and Assigns. This Indemnification Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnitee and his or her heirs, executors and administrators.

16. Amendment, Waiver. No amendment of this Indemnification Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any provision of this Indemnification Agreement shall constitute a waiver of any other provision hereof.

17. Notification of Claims. The Indemnitee shall promptly notify the Company in writing upon being served with any summons, citation, subpoena, indictment, complaint, information or other document relating to any matter concerning which the Indemnitee may be entitled to indemnification hereunder.


       IN WITNESS WHEREOF, the parties hereto have caused this Indemnification Agreement to be duly executed and signed as of the date first above written.

"Company"                           City National Corporation, a
                                    Delaware corporation



                                    By:   /s/ Bram Goldsmith
                                         -------------------
                                         Bram Goldsmith
                                         Chairman of the Board
                                    Its:
                                        ------------------------------------


"Indemnitee"                         /s/ Steven D. Broidy
                                    ---------------------
                                    Steven D. Broidy